UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 26, 2009, Cytokinetics, Incorporated issued a press release announcing that Amgen Inc. has exercised its option to obtain an exclusive license, worldwide (excluding Japan), to Cytokinetics’ cardiac contractility program. The license includes CK-1827452, a novel cardiac myosin activator being developed for the treatment of heart failure.

Under the terms of the companies’ 2006 collaboration and option agreement, Amgen has agreed to pay Cytokinetics a non-refundable exercise fee of $50 million and to assume responsibility, at Amgen's expense, for development and commercialization of CK-1827452 and related compounds subject to specified development and commercial participation rights of Cytokinetics.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No. Description
------------------------

99.1 Press Release, dated May 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 26, 2009	By:	/s/ Sharon Barbari

Name: Sharon Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 26, 2009